Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.30

Monetary Deposit for Consumption Agreement

PayPay Card Corporation (“PPCD”) and Z Holdings Corporation (“ZHD”) agree as follows and enter into this monetary deposit for consumption agreement (this “Agreement”).

Article 1 Purpose

PPCD and ZHD shall make a monetary deposit for consumption without fixed term pursuant to the provisions of this Agreement (the “Transaction”) for the purpose of improving the efficiency of funds through daily in-house financing within ZHD’s group with the objective of enhancing the consolidated management of ZHD’s group.

Article 2 General Terms of Deposit

1.

ZHD designates the account in the name of ZHD set out in Schedule 1 (the “ZHD General Account”), and PPCD designates the accounts in the name of PPCD set out in Schedule 2 (the “PPCD Accounts”), for use in the deposit.

2.	PPCD shall manually deposit funds for consumption in the ZHD Account (“Manual Deposit”) whenever PPCD expects an excess of funds in any of the PPCD Accounts.

Article 3 Deposits Received

1.

PPCD shall make a deposit for consumption without fixed term by manually transferring into the ZHD General Account the amount determined by PPCD from each of the PPCD Accounts (“Deposits Received”). However, if any Deposits Paid (defined in Article 4, Paragraph 1) exist at the time that PPCD makes that deposit for consumption, PPCD shall first appropriate the transferred money to the return of those Deposits Paid, and deposit for consumption to ZHD any remaining balance after deducting the amount returned.

2.

If PPCD wishes to make a deposit for consumption under the preceding paragraph, the authorized sender of PPCD provided for below shall make an offer to the authorized receiver of ZHD by notifying the following information by electronic means; this offer must be made at least two business days before the desired deposit for consumption date:

(i)	desired deposit for consumption date;

(ii)	intended deposit for consumption amount; and

(iii)	other matters separately agreed upon between the parties.

3.	If the ZHD receiver accepts the offer made by the PPCD sender, an individual deposit for consumption agreement will be formed. The PPCD sender and the ZHD receiver are as follows.

Sender (PPCD): [***]

Receiver (ZHD): [***]

4.

PPCD’s claim against ZHD for Deposits Received and the interest receivables remaining after the set-off under Article 5, Paragraph 1 shall be unified and combined with the existing claims and automatically become a single Deposits Received without fixed term, without any manifestation of intention, through novation under this paragraph at the same time as they arise.

5.	ZHD may manage the Deposits Received at is own discretion and judgment, and PPCD consents to that management.

6.	The maximum interest rate on the Deposits Received shall be 2% per annum. The parties shall agree on the interest rate on the Deposits Received for each month by the 15th day of the following month.

Article 4 Deposits Paid

1.

ZHD shall make a deposit for consumption without fixed term by manually transferring into the PPCD Accounts the amount determined by ZHD from the ZHD General Account (“Deposits Paid”). However, if any Deposits Received (defined in Article 3, Paragraph 1) exist at the time that ZHD makes that deposit for consumption, ZHD shall first appropriate the transferred money to the return of those Deposits Received, and deposit for consumption to PPCD any remaining balance after deducting the amount returned.

2.

If ZHD wishes to make a deposit for consumption under the preceding paragraph, the authorized sender of ZHD provided for below shall make an offer to the authorized receiver of PPCD by notifying the following information by electronic means; this offer must be made at least two business days before the desired deposit for consumption date:

(i)	desired deposit for consumption date;

(ii)	intended deposit for consumption amount; and

(iii)	other matters separately agreed upon between the parties.

3.	If the PPCD receiver accepts the offer made by the ZHD sender, an individual deposit for consumption agreement will be formed. The ZHD sender and the PPCD receiver are as follows.

Sender (ZHD): [***]

Receiver (PPCD): [***]

4.

ZHD’s claim against PPCD for Deposits Received and the interest receivables remaining after the set-off under Article 5, Paragraph 1 shall be unified and combined with the existing claims and automatically become a single Deposits Paid without fixed term, without any manifestation of intention, through novation under this paragraph at the same time as they arise.

5.	PPCD may manage the Deposits Received at is own discretion and judgment, and ZHD consents to that management.

6.	The maximum interest rate on the Deposits Received shall be 2% per annum. The parties shall agree on the interest rate on the Deposits Received for each month by the 15th day of the following month.

Article 5 Accounting of Interest

1.

PPCD and ZHD shall in principle calculate the interest on Deposits Received and Deposits Paid arising in a given month (from the first day to the last day of the month) by the last day of that month or by a separate date agreed upon by PPCD and ZHD. If the parties mutually owe interest payment obligations as of the last day of the month, after having meet the criteria for set-off, all of the corresponding amounts shall automatically be set off under this paragraph without any manifestation of intention, and after that set-off, if ZHD holds any interest claim against PPCD, the remaining amount of that claim shall be paid off by setting off against the Deposits Received under Article 3, Paragraph 4, and if PPCD holds any interest claim against ZHD, the remaining amount of that claim shall be paid off by setting off against the Deposits Paid under Article 4, Paragraph 4.

2.

Interest shall be prorated daily based on a 365-day year against the deposit for consumption balance as of the previous day, with no rounding on the daily calculation. The total interest for the calculation period shall be rounded down to the nearest whole yen.

Article 6 Term

The term of this Agreement is from the execution date to October , 2022; however, unless either party expresses its intention in writing at least one month before the expiration of that term, this Agreement will be automatically extended under the same terms for a further period of one year, and the same applies thereafter.

Article 7 Termination Without Cause

Notwithstanding Article 6, the parties may terminate this Agreement after the consultation at any time due to the financial condition or business strategies of either party or similar reasons.

In witness whereof, this Agreement is executed in one original, and each party shall affix its name and seal hereto and ZHD shall retain the original and PPCD shall retain a copy; if executed by electronic signature, the parties shall affix their respective electronic signatures to a PDF of this Agreement, and each party shall retain that file or a copy thereof.

October , 2021

ZHD: 1-3 Kioicho, Chiyoda-ku, Tokyo Z Holdings Corporation Kentaro Kawabe, Chairperson and Representative Director	PPCD: 1-3 Kioicho, Chiyoda-ku, Tokyo PayPay Card Corporation Tomoaki Tanida, Representative Director

Schedules

1. ZHD General Account

#	Financial Institution	Branch	Account Type	Account No.
1	[***]	[***]	[***]	[***]

2. PPCD Accounts

#	Financial Institution	Branch	Account Type	Account No.
1	[***]	[***]	[***]	[***]
2
3
4
5